Exhibit 99.1

CERTIFICATION OF TRUSTEES

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of U.S.B. Holding Co., Inc. Employee Stock Ownership Plan (with 401(k) Provisions) (the “Plan”) on Form 11-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (“Report”), Steven T. Sabatini, as Trustee of the Plan, and Catherine Martini, as Trustee and Acting Principal Accounting Officer of the Plan, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

Date: June 30, 2003	/s/ STEVEN T. SABATINI
Steven T. Sabatini Trustee

Date: June 30, 2003	/s/ CATHERINE MARTINI
Catherine Martini Trustee and Acting Principal Accounting Officer

This certification accompanies this Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Plan for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.